                                                                       EXHIBIT E

                            CENTERPOINT ENERGY, INC.
                                 MARCH 31, 2004

INVESTING/BORROWING RATE           4.5362%           MONEY POOL #1

                                               PRIOR DAY         (TO MP)      (FROM MP)       TODAY'S
COMPANY NAME                    CO. CODE       POSITION                                       POSITION
--------------------------    ------------   -------------   -------------   ------------   ------------
CenterPoint Energy, Inc.              0299      15,581,000                     12,116,000      3,465,000
CE Houston Electric, LLC              0003    (102,511,868)                     7,773,000   (110,284,868)
CE Products, Inc.                     0057         245,956                                      245,956
CE Resources Corp.                    0016     151,561,912      31,335,000                   182,896,912
CE Service Company, LLC               0002     (35,503,000)                     2,260,000    (37,763,000)
CE Funding Company                    0051       4,525,000                                    4,525,000
CE Properties, Inc.                   0056     (33,899,000)                     9,186,000    (43,085,000)
CE International, Inc.                0093              --                                            --
TOTAL POOL ACTIVITY                                     --      31,335,000     31,335,000             --
TOTAL SOURCES                                  171,913,868                                   191,132,868
TOTAL USES                                    (171,913,868)                                 (191,132,868)
NET                                                     --                                            --

INVESTING/BORROWING RATE           0.9908%           MONEY POOL #2

                                               PRIOR DAY         (TO MP)      (FROM MP)       TODAY'S
COMPANY NAME                    CO. CODE       POSITION                                       POSITION
--------------------------    ------------   -------------   -------------   ------------   ------------
CenterPoint Energy, Inc.              0299              --                                            --
Texas Genco GP, LLC                   0356           1,000                                         1,000
Texas Genco, LP                       0004      61,164,000                      9,162,000     52,002,000
Texas Genco Holdings, Inc.            0310         116,000                         38,000         78,000
Texas Genco Services, LP              0379          74,000                                        74,000
CE Funding Company                    0051              --                                            --
CE Properties, Inc.                   0056     (61,355,000)      9,200,000                   (52,155,000)
CE International, Inc.                9021              --                                            --
TOTAL POOL ACTIVITY                                     --       9,200,000      9,200,000             --
TOTAL SOURCES                                   61,239,000                                    52,155,000
TOTAL USES                                     (61,239,000)                                  (52,155,000)
NET                                                     --                                            --

                                               PRIOR DAY                                    OUTSTANDING
EXTERNAL INVESTMENTS                           INVESTMENT        INVEST       (REDEEM)       INVESTMENT
--------------------------    ------------   -------------   -------------   ------------   ------------
CenterPoint Energy, Inc.                                --                                            --
CE Houston Electric, LLC                                --                                            --
CE Resources Corp.                             176,398,000                    (16,483,000)   159,915,000
Texas Genco, LP                                         --                                            --
CE Properties, Inc.                                     --                                            --
TOTAL INVESTMENTS                              176,398,000              --    (16,483,000)   159,915,000

                                               PRIOR DAY         INCREASE      TODAY'S
LOANS - CNP                                   OUTSTANDING        (REPAY)     OUTSTANDING      WTD RATE
--------------------------    ------------   -------------   -------------   ------------   ------------
Term                          Mat 04/09/04     922,500,000      (2,500,000)   920,000,000        4.68000%
Revolver                      Mat 07/09/04     437,000,000              --    437,000,000        4.23500%
Revolver                      Mat 04/28/04      90,000,000              --     90,000,000        4.09000%
Revolver                      Mat 04/26/04      50,000,000              --     50,000,000        4.09000%
Revolver                      Mat 04/19/04     100,000,000              --    100,000,000        4.09000%
Revolver                      Mat 04/13/04      30,000,000              --     30,000,000        4.09250%
Revolver                      Mat 04/08/04      23,000,000              --     23,000,000        4.09250%
Revolver                      ABR                       --       5,000,000      5,000,000        6.00000%
CNP TOTAL                                    1,652,500,000       2,500,000  1,655,000,000        4.46211%

                                               PRIOR DAY         INCREASE      TODAY'S
BANK LOANS - CERC                             OUTSTANDING        (REPAY)     OUTSTANDING      WTD RATE
--------------------------    ------------   -------------   -------------   ------------   ------------
Revolver                                                                               --        0.00000%
CERC TOTAL                                              --              --             --        0.00000%

                                               PRIOR DAY         INCREASE      TODAY'S
BANK LOANS - GENCO                            OUTSTANDING        (REPAY)     OUTSTANDING      WTD RATE
--------------------------    ------------   -------------   -------------   ------------   ------------
Revolver                                                --              --             --        0.00000%
GENCO TOTAL                                             --              --             --        0.00000%

                                               FACILITY           LOANS
REMAINING CAPACITY UNDER FACILITIES              SIZE          OUTSTANDING       LOCS        REMAINING
------------------------------------------   -------------   -------------   ------------   ------------
CNP Term Loan                                  920,000,000     920,000,000             --              0
CNP Revolver                                 1,425,000,000     735,000,000     28,333,000    661,667,000
CERC Revolver                                  250,000,000              --             --    250,000,000
GENCO Revolver                                  75,000,000              --                    75,000,000
TOTAL                                        2,670,000,000   1,655,000,000     28,333,000    986,667,000